                                                                   Exhibit 10.31

                              EMPLOYMENT AGREEMENT
                              --------------------


     Employment Agreement, dated the 1st day of October, 1999 by and between Steven Freeman (the "Employee") and Boron, LePore & Associates, Inc., a Delaware corporation (the "Company"). In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

     1.   Employment.
          ----------

          Subject to the provisions of Section 6, the Company hereby employs the Employee and the Employee accepts such employment upon the terms and conditions hereinafter set forth.

     2.   Term of Employment.
          ------------------

          Subject to the provisions of Section 6, the term of the Employee's employment pursuant to this Agreement shall commence on and as of the date hereof (the "Effective Date") and shall terminate on the second anniversary of the Effective Date; provided, however, that the term of the Employee's employment pursuant to this Agreement shall be extended automatically for successive one-year periods ending on the relevant anniversary of the Effective Date unless either party gives the other notice no later than 270 days prior to the scheduled termination date (i.e., the second anniversary of the Effective Date or any later anniversary) of his or its determination not to extend the term of the Employee's employment pursuant to this Agreement, whereupon such term of employment shall terminate as of such anniversary date; and provided further, however, that in the event a Change of Control (as defined in Section 10 hereof) shall occur, then (subject to Sections 6 and 10) such term of employment shall not expire by reason of non-extension by the Company pursuant to this Section 2 prior to the date which is 18 months following such Change of Control. The period during which the Employee serves as an employee of the Company in accordance with and subject to the provisions of this Agreement is referred to in this Agreement as the "Term of Employment."

     3.   Duties.
          ------

          During the Term of Employment, the Employee (a) shall serve as an employee of the Company with the title of President, reporting to the Chief Executive Officer of the Company, and shall perform such duties and have such responsibilities and shall have such additional or alternative duties as may be reasonably determined by the Chief Executive Officer of the Company, consistent with the general area of the Employee's experience and skills; (b) upon the request of the Chief Executive Officer of the Company, shall serve as an officer and/or director of the Company's subsidiaries; and (c) shall render all services reasonably incident to the foregoing. The Employee hereby accepts such employment, agrees to serve the Company in the capacities indicated, and agrees to use his best efforts in, and shall devote his full working time, attention, skill and energies to, the advancement of the interests of the Company and its subsidiaries and the performance of his duties and responsibilities hereunder.

     4.   Salary and Bonus.
          ----------------

          (a) During the Term of Employment, the Company shall pay the Employee a salary at the annual rate of $335,000 per annum (the "Base Salary"). Such Base Salary shall be subject to withholding under applicable law, shall be pro rated for partial years and shall be payable in periodic installments not less frequently than monthly in accordance with the Company's usual practice for executives of the Company as in effect from time to time. The Board of Directors or Compensation Committee of the Company shall review the Base Salary of the Employee at least annually, but such salary shall not be set at a rate lower than $335,000 per annum.

          (b) Annual Bonus.  During the Term of Employment, the Employee shall
              ------------
be entitled to participate in such executive bonus program as may be established by the Company and then in effect, subject to and in accordance with the terms thereof, provided that the Employee's target bonus for each year shall be 60% of the Employee's Base Salary and that the maximum amount of the Employee's bonus for each year shall be 200% of the Employee's Base Salary. Notwithstanding the foregoing, the Employee's bonus for the Company's fiscal year ending December 31, 1999 shall be pro rated for the portion of the year that the Employee is employed by the Company and shall be based upon the same criteria as have been established for other executives of the Company for the Company's 1999 fiscal year.

          (c) Start Bonus.  The Company shall pay the Employee a start bonus of
              -----------
$250,000, to be paid as follows:  (i) $75,000 payable on the Effective Date;
(ii) $75,000 payable on January 1, 2000; and (iii) $100,000 payable on April 1, 2000, provided, however, that such payments shall only be made if the Employee remains employed by and in good standing with the Company on the date such payment is otherwise due.

     5.   Benefits.
          --------

          (a) During the Term of Employment, the Employee shall be entitled to participate in any and all medical, pension, dental and life insurance plans, disability income plans, stock incentive plans, retirement arrangements and other employment benefits as in effect from time to time for executive officers of the Company generally. Such participation shall be subject to (i) the terms of the applicable plan documents (including, as applicable, provisions granting discretion to the Board of Directors of the Company or any administrative or other committee provided for therein or contemplated thereby); and (ii) generally applicable policies of the Company.

          (b) Notwithstanding the foregoing, during the Term of Employment the Company shall reimburse the Employee for a Company automobile, up to $750 per month, in accordance with the Company's practices for executive officers, as in effect from time to time.

          (c) The Company shall promptly reimburse the Employee for all reasonable business expenses incurred by the Employee during the Term of Employment in accordance with the Company's practices for executive officers of the Company with a similar level of responsibility, as in effect from time to time.

          (d) During the Term of Employment, the Employee shall receive paid vacation annually in accordance with the Company's practices for executive officers, as in effect from time to time, but in any event not less than four
(4) weeks per calendar year.

          (e) The Company will purchase on behalf of the Employee a term life insurance policy providing a death benefit of $1,000,000 in the event of the Employee's death and naming such person or persons as the Employee may designate as loss payee or payees. The obligation to purchase and the maintenance of such life insurance policy during the Term of Employment, however, shall be contingent upon (i) the Employee's satisfactory completion of all requirements in connection therewith including, without limitation, a physical examination, and (ii) the annual premium payments for such policy not exceeding $5,000; provided, however, that if such amount is not adequate to cover a policy with a death benefit of $1,000,000, the Company shall purchase a term life insurance policy providing for the maximum death benefit payable for an annual premium of $5,000.

          (f) During the Term of Employment, the Company shall pay for the one-time initiation fee and the regular club dues in connection with the Employee's association with a club of the Employee's choice, provided that the Company's obligations under this Section 5(f) shall not exceed $25,000 with respect to the one-time initiation fee and $6,000 per annum with respect to the regular club dues.

          (g) Compliance with the provisions of Section 4(b) or Section 5 shall in no way create or be deemed to create any obligation, express or implied, on the part of the Company or any of its affiliates with respect to the continuation of any particular benefit or other plan or arrangement maintained by them or their subsidiaries as of or prior to the date hereof or the creation and maintenance of any particular benefit or other plan or arrangement at any time after the date hereof, except as provided in Sections 5(b), 5(c), 5(d), 5(e) and 5(f).

     6.   Termination of Employment of the Employee.
          -----------------------------------------

          Prior to the expiration of the Term of Employment as provided in
Section 2 hereof, this Agreement may or shall (as applicable) be terminated as follows:

          (a) At any time by the mutual consent of the Employee and the Company.

          (b) At any time for "cause" by the Company upon written notice to the Employee. For purposes of this Agreement, a termination shall be for "cause" if:

               (i) the Employee shall commit an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries, or shall be convicted by a court of competent jurisdiction of, or shall plead guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

               (ii) the Employee shall commit a breach of any of the covenants, terms or provisions hereof, which breach has not been remedied within thirty (30) days after delivery to the Employee by the Company of written notice of the facts constituting the breach; or

               (iii) the Employee shall have failed to comply with written instructions from the Company's Chief Executive Officer, which are reasonable and consistent with Section 3, or shall have substantially failed to perform the Employee's duties hereunder for a period of thirty (30) days after written notice from the Company.

          Upon termination for cause as provided in this Section 6(b), (A) all obligations of the Company under this Agreement shall thereupon immediately terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent then accrued or vested, it being understood that upon any such termination the Employee shall not be entitled to (1) receive any bonus or portion thereof from the Company or any of its affiliates not then paid whether pursuant to
     Section 4 or otherwise, or (2) any continuation of benefits except as may be required by law, and (B) the Company shall have any and all rights and remedies under this Agreement and applicable law; provided, however, that termination of this Agreement by the Employee for Good Reason (as defined in Section 10) within 18 months following a Change of Control shall not be deemed grounds for termination pursuant to this Section 6(b).

          (c) Upon the death of the Employee or upon the permanent disability (as defined below) of the Employee continuing for a period in excess of one hundred eighty (180) consecutive days. Upon any such termination of the Employee's employment as provided in this Section 6(c), all obligations of the Company under this Agreement shall thereupon immediately terminate other than (i) any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination; (ii) the obligation of the Company to pay the Employee or his estate cash bonuses earned as of the date of termination; and (iii) the obligation of the Company to pay the Employee or his estate a pro rated portion of the Employee's target bonus if the criteria for earning such bonus are achieved by a successor to the Employee following the termination of the Employee pursuant to this Section 6(c). As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Company, as determined reasonably and in good faith by the Company.

          (d) By the Employee on at least 60 days' prior written notice to the Company. Upon termination by the Employee as provided in this Section 6(d), all obligations of the Company under this Agreement thereupon immediately shall terminate other than any obligation of the Company with respect to earned but unpaid Base Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination, it being understood that in the event of such a termination the Employee shall not be entitled to (i) receive any bonus from the Company or any of its affiliates not then paid whether pursuant to Section 4 or otherwise with respect to any period during or after the Term of Employment or (ii) any continuation of benefits except to the extent required by law.

          (e) At any time without "cause" (as defined in Section 6(b)) by the Company upon written notice to the Employee. In the event of termination of the Employee by the Company pursuant to this Section 6(e), the Company shall continue to make Base Salary payments to the Employee in the manner contemplated by Section 4(a) from the date of termination through the first anniversary of the date on which such termination occurs, and the Company shall also remain obligated to pay the full amount of the target bonus contemplated by Section 4(b) for the year in which such termination occurs, whether or not such bonus is earned or would otherwise have been paid, at the time it otherwise would have paid such bonuses; subject, however, to the provisions of Section 10 in the event any such termination occurs within 18 months following any Change of Control. Notwithstanding the foregoing, if the Employee's employment terminates pursuant to Section 6(e) or 6(f) in the 18 months following a Change of Control and at the time of such termination no target bonus shall be in effect or such target bonus shall be lower than the higher of the Employee's target bonuses (whether paid or not) for each of the two most recent years, then in such circumstances the bonus payment of the Employee's severance which is otherwise used to determine the amount payable pursuant to this Agreement shall be the higher of the Employee's target bonuses for the two most recent years and all amounts due shall be paid promptly following such termination. Such payments of bonus and Base Salary amounts contemplated by Section 6(e) or 6(f) are agreed by the parties hereto to be in full satisfaction, compromise and release of any claims arising out of the Employee's employment or termination thereof pursuant to this Section 6(e) or Section 6(f). In any case the payment of all such amounts under Sections 6(e) or 6(f) shall be contingent upon the Employee's compliance with Section 8 below and the Employee's delivery of a general release upon termination of employment covering all matters arising under or connection with this Agreement. Such release shall be in a form reasonably satisfactory to the Company, it being understood that no severance benefits shall be provided unless and until the Employee determines to execute and deliver such release.

          (f) The Employee shall have the right to terminate his employment hereunder (i) in the event of a material default by the Company in the performance of its obligations hereunder, after the Employee has given written notice to the Company specifying such default by the Company and giving the Company a reasonable time, not less than 30 days, to conform its performance to its obligations hereunder or (ii) without limitation of clause (i), for Good Reason during the 18 months following any Change of Control as contemplated by Section 10. The rights and obligations of the parties shall be as set forth in Section 6(e) and Section 10, as applicable, in the event of any such termination.

          (g) In the event either party gives a notice of non-renewal to be effective as of any anniversary hereof as contemplated by Section 2, then all obligations of the parties hereunder shall terminate as of the end of the Term of Employment except as contemplated by Sections 7, 8, 9, 11, 12, 13 and 14 hereof.

     7.   Confidentiality; Proprietary Rights.
          -----------------------------------

          (a) In the course of performing services hereunder, on behalf of the Company (for purposes of this Section 7, including all predecessors of the Company) and its affiliates, the Employee has had and from time to time will have access to confidential records, data, customer lists, trade secrets and other confidential information owned or used in the course of business by the Company and its affiliates (the "Confidential Information"). The Employee agrees (i) to hold the Confidential Information in strict confidence; (ii) not to disclose the Confidential Information to any person (other than in the regular business of the Company or its affiliates); and (iii) not to use, directly or indirectly, any of the Confidential Information for any competitive or commercial purpose other than on behalf of the Company and its affiliates; provided, however, that the limitations set forth above shall not apply to any Confidential Information which (A) is then generally known to the public; (B) became or becomes generally known to the public through no fault of the Employee; or (C) is disclosed in accordance with an order of a court of competent jurisdiction or applicable law. Upon the termination of the Employee's employment with the Company for any reason, all Confidential Information (including, without limitation, all data, memoranda, customer lists, notes, programs and other papers and items, and reproductions thereof relating to the foregoing matters) in the Employee's possession or control, shall be immediately returned to the Company or the applicable affiliate and remain in its or their possession.

          (b) The Employee recognizes that the Company and its affiliates possess a proprietary interest in all of the information described in Section 7(a), subject to the provisions and limitations thereof, and have the exclusive right and privilege to use, protect by copyright, patent or trademark, or otherwise exploit the processes, ideas and concepts described therein to the exclusion of the Employee, except as otherwise agreed between the Company and the

Employee in writing. The Employee expressly agrees that any products, inventions, discoveries or improvements made by the Employee or his agents or affiliates in the course of the Employee's employment, including any of the foregoing which is based on or arises out of the information described in
Section 7(a), shall be the property of and inure to the exclusive benefit of the Company. The Employee further agrees that any and all products, inventions, discoveries or improvements developed by the Employee (whether or not able to be protected by copyright, patent or trademark) during the course of his employment, or involving the use of the time, materials or other resources of the Company or any of its affiliates, shall be promptly disclosed to the Company and shall become the exclusive property of the Company, and the Employee shall execute and deliver any and all documents necessary or appropriate to implement the foregoing.

          (c) The Employee agrees, while he is employed by the Company, to offer or otherwise make known or available to it, as directed by the Chief Executive Officer of the Company and without additional compensation or consideration, any business prospects, contacts or other business opportunities that he may discover, find, develop or otherwise have available to him in any field in which the Company or its affiliates are engaged.

     8.   Non-Competition.
          ---------------

          In view of the fact that any activity of the Employee in violation of the terms hereof would deprive the Company and its subsidiaries, if any, of the benefits of their bargain under this Agreement, as a material inducement to and a condition precedent of the Company's payment obligations hereunder and the other covenants set forth herein, and to preserve the goodwill associated with the Boron, LePore business, the Employee hereby agrees that during the term of the Employee's employment with the Company and its subsidiaries and thereafter for a period of one year following the termination of the Employee's employment with the Company, regardless of the circumstances of termination, he will not, without the express written consent of the Company, directly or indirectly, anywhere in the United States, engage in any activity which is, or participate or invest in, or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person other than the Company (or any affiliate of the Company), whose business, activities, products or services are competitive with any of the business, activities, products or services conducted or offered by the Company and its subsidiaries at the time of the termination of Employee's employment with the Company, which business, activities, products and services shall include in any event peer influence meetings, telemarketing activities, contract sales, field force logistics services and outsource marketing involving pharmaceutical and healthcare companies. Without implied limitation, the foregoing covenant shall include hiring or engaging or attempting to hire or engage for or on behalf of himself or any such competitor, any officer or employee of the Company or any of its direct and/or indirect subsidiaries, encouraging for or on behalf of himself or any such competitor, any such officer or employee to terminate his or her relationship or employment with the Company or any of its direct or indirect subsidiaries, soliciting for or on behalf of himself or any such competitor any client of

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the Company or any of its direct or indirect subsidiaries and diverting to any person (as defined in Section 14) any client or business opportunity of the Company or any of any of its direct or indirect subsidiaries.

     Notwithstanding anything herein to the contrary, the Employee may make passive investments in any enterprise the shares of which are publicly traded if such investment constitutes less than five (5%) percent of the equity of such enterprise.

     The Employee acknowledges that neither the Employee nor any business entity controlled by him is a party to any contract, commitment, arrangement or agreement which could, following the date hereof, restrain or restrict the Company or any subsidiary or affiliate of the Company from carrying on its business or restrain or restrict the Employee from performing his obligations under this Agreement and as of the date of this Agreement the Employee has no business interests in or relating to the pharmaceutical industry whatsoever other than his interest in the Company, or interests in public companies of less than five (5%) percent. The Employee further acknowledges that he will not bring to the premises of the Company any copies or other tangible embodiments of non-public information belonging to or obtained from any previous employment or other party.

     9.   Specific Performance; Severability.
          ----------------------------------

          It is specifically understood and agreed that any breach of the provisions of Section 7 or 8 hereof by the Employee is likely to result in irreparable injury to the Company and/or its affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of posting a bond or proving actual damages. In case any of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, any such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had been limited or modified (consistent with its general intent) to the extent necessary to make it valid, legal and enforceable, or if it shall not be possible to so limit or modify such invalid, illegal or unenforceable provision or part of a provision, this Agreement shall be construed as if such invalid, illegal or unenforceable provision or part of a provision had never been contained in this Agreement.

     10.  Assignability; Change of Control.
          --------------------------------

     This Agreement shall inure to the benefit of, and be binding upon and assignable to, successors of the Company by way of merger, reorganization, consolidation or other sale. In addition, if the Company sells all or substantially all of its assets, the Company will cause this Agreement to be assumed by the buyer and if the buyer does not assume this Agreement, such non-assumption shall be treated as a material breach under Section 6(f). This Agreement may not be assigned by the Employee. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in the event of (a) the sale of all or substantially all of the assets of the Company and its Subsidiaries to another person or entity; (b) a merger, reorganization or consolidation in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction;
(c) the sale of all or substantially all of the outstanding stock of the Company to an unrelated person or entity in which the holders of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction; or (d) any other transaction or series of transactions where the owners of the Company's outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction (collectively, a "Change of Control"), if, and within the 18 months thereafter, the Company terminates the Employee's employment pursuant to Section 6(e) or the Employee terminates his employment pursuant to Section 6(f), including for Good Reason (as hereinafter defined), the Employee shall receive severance of two years Base Salary rather than one year, payable through the second anniversary of such termination, in addition to two times the bonus payment contemplated by Section 6(e). For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events: (A) a substantial adverse change in the nature or scope of the Employee's responsibilities, authorities, title, powers, functions, or duties;
(B) a reduction in the Employee's annual base salary except for across-the-board salary reductions similarly affecting all or substantially all management employees; or (C) the relocation of the offices at which the grantee is principally employed to a location more than fifty (50) miles from Fair Lawn, New Jersey.

     11.  Notices.
          -------

     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if faxed (with transmission acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

To the Company:     Boron, LePore & Associates, Inc.
                    17-17 Route 208 North
                    Fair Lawn, New Jersey  07410
                    Attention:  Patrick G. LePore, President and CEO

To the Employee:    Steven Freeman
                    c/o Boron, LePore & Associates, Inc.
                    17-17 Route 208 North
                    Fair Lawn, New Jersey  07410
or to such other address or fax number of which any party may notify the other parties as provided above. Notices shall be effective as of the date of such delivery, mailing or fax.

     12.  Dispute Resolution.  In the event of a dispute between the parties
          ------------------
concerning their respective rights and obligations under this Agreement or under any stock option agreement to which the Employee and the Company are party, that the parties are unable to resolve amicably between themselves within sixty (60) days of proper notice from one party to another, such dispute shall be settled by arbitration in the State of New Jersey in an expedited manner in accordance with the Commercial Rules of the American Arbitration Association by a duly registered arbitrator to be selected jointly by the parties. The decision of the arbitrator shall be final and binding upon the parties. Notwithstanding anything to the contrary herein, the provisions of this Section 12 shall not apply to any equitable remedies to which any party may be entitled to hereunder.

     13.  Litigation and Regulatory Cooperation.
          -------------------------------------

          During and after Employee's employment, the Employee shall reasonably cooperate with the Company in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company; provided, however, that such cooperation shall not materially and adversely affect the Employee or expose the Employee to an increased probability of civil or criminal litigation. The Employee's cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Company in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Company. The Company shall also provide the Employee with compensation on an hourly basis calculated at his final base compensation rate (calculated by taking the final base compensation rate divided by 48 weeks of 40 hours each) for requested litigation and regulatory cooperation that occurs after his termination of employment, and reimburse the Employee for all costs and expenses incurred in connection with his performance under this Paragraph 13, including, but not limited to, reasonable attorneys' fees and costs.

     14.  Miscellaneous.
          -------------

          This Agreement shall be governed by and construed under the laws of the State of New Jersey, and shall not be amended, modified or discharged in whole or in part except by an agreement in writing signed by both of the parties hereto. The failure of either of the parties to require the performance of a term or obligation or to exercise any right under this Agreement or the waiver of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or exercise of such right or the enforcement at any time of any other right hereunder or be deemed a waiver of any subsequent breach of the provision so breached, or of any other breach hereunder. This Agreement supersedes, terminates and in all respects replaces all prior understandings and agreements, written or oral, between the parties relating to the subject matter hereof (but not including any Stock Option Agreements between the Company and the Employee). For purposes of this Agreement, the term "person" means an individual, corporation, partnership, association, trust or any unincorporated organization; a "subsidiary" of a person means any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such person; and an "affiliate" of a person shall mean, with respect to a person or entity, any person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity.


     IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first set forth above.

                                       BORON, LePORE & ASSOCIATES, INC.


                                       By: /s/ Patrick G. LePore
                                           ------------------------------------
                                           Patrick G. LePore, President

                                       /s/ Steven Freeman
                                       ----------------------------------------
                                       STEVEN FREEMAN